Exhibit 99.1

Talis Provides Update on Regulatory Pathway for Emergency Use

Authorization (EUA) of its Talis One™ COVID-19 Test

MENLO PARK, Calif. – March 8, 2021 – Talis Biomedical Corporation (Nasdaq: TLIS), a company dedicated to developing innovative molecular diagnostic tests for infectious diseases at the point-of-care, today announced that it has withdrawn its current application pursuing U.S. Food and Drug Administration (FDA) Emergency Use Authorization (EUA) for the Talis One™ COVID-19 test in the CLIA moderate setting, in favor of focusing on its planned EUA application in the CLIA waived setting. In late February, the FDA informed the company that it cannot ensure the comparator assay used in the primary study has sufficient sensitivity to support Talis’s EUA application.

Talis intends to initiate its previously planned clinical validation study in a point-of-care environment, with plans to submit an EUA application for the Talis One COVID-19 test in CLIA waived settings early in the second quarter of 2021. The planned clinical validation study was designed with a different comparator assay, which Talis believes will address the FDA’s concerns.

“The company’s business priority remains focused on serving health care providers and their patients in the point-of-care setting, where we continue to see the greatest need for high quality testing,” said Brian Coe, Chief Executive Officer of Talis. “Given the recent correspondence from the Agency and its stated prioritization of point-of-care platforms, we feel this course of action offers a faster path to market.”

About Talis

Talis is dedicated to transforming diagnostic testing by developing and commercializing innovative products that are designed to enable accurate, low cost and rapid molecular testing for infectious diseases at the point-of-care, beginning with COVID-19. The company is developing Talis One, a compact, sample-to-answer, cloud-enabled, molecular diagnostic platform. Talis is headquartered in Menlo Park, California. For more information, please visit talis.bio.

Forward Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “focus,” “pursue,” “will,” “intends,” “potential” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. These statements include those related to Talis’ regulatory strategy, including its intention to prioritize an EUA application for its Talis One COVID-19 test in CLIA waived settings and its ability to submit an EUA early in the second quarter of 2021; and Talis’ ability to initiate a new clinical validation study and a limit-of-detection study for its Talis One COVID-19 test in CLIA waived settings, and the timing thereof. These forward-looking statements are based upon the Company’s current expectations. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks that the Talis One COVID-19 test that the Company is developing will be granted an EUA by the FDA; risks that the FDA may require additional information or data in connection with the Company’s EUA; risks and uncertainties associated with the costly and time-consuming development and regulatory approval process and the uncertainty of success; and those discussed in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our prospectus dated February 11, 2021, as filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act 1933, as amended, which is available on the SEC’s website at www.sec.gov. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and the Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this press release.

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Contact:

Media & Investors

Emily Faucette

efaucette@talisbio.com

+1.415.595.9407